Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 Annual Report of SMF Energy Corporation (the "Company") on Form 10-K for the fiscal year ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to SMF Energy Corporation and will be retained by SMF Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Richard E. Gathright
Richard E. Gathright
Chief Executive Officer and President
(Principal Executive Officer)
October 28, 2011

/s/ Michael S. Shore
Michael S. Shore
Chief Financial Officer, Treasurer and Senior Vice President
(Principal Financial Officer)
October 28, 2011